Exhibit (h)(3)(i)

SCHEDULE A

DATED AS OF APRIL 30, 2014

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Arbitrage Strategy	1.25%	March 1, 2015
Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2015
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2015
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2015
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2015
Transamerica Bond	0.71%	March 1, 2015
Transamerica Capital Growth	1.20%	March 1, 2015
Transamerica Commodity Strategy	0.94%	March 1, 2015
Transamerica Concentrated Growth	0.95%	March 1, 2015
Transamerica Core Bond	0.70%	March 1, 2015
Transamerica Developing Markets Equity	1.45%	March 1, 2015
Transamerica Diversified Equity	1.17%	March 1, 2015
Transamerica Dividend Focused	0.90%	March 1, 2015
Transamerica Emerging Markets Debt	1.00%	March 1, 2015
Transamerica Emerging Markets Equity	1.60%	March 1, 2015
Transamerica Enhanced Muni	0.71%*	March 1, 2015
Transamerica Flexible Income	1.00%	March 1, 2015
Transamerica Floating Rate	0.80%	March 1, 2015
Transamerica Global Allocation	1.00%	March 1, 2015
Transamerica Global Bond	0.75%	March 1, 2015
Transamerica Global Macro	1.65%	March 1, 2015
Transamerica Global Real Estate Securities	N/A	March 1, 2015
Transamerica Growth	N/A	March 1, 2015
Transamerica Growth Opportunities	1.40%	March 1, 2015
Transamerica High Yield Bond	0.95%	March 1, 2015
Transamerica High Yield Muni	0.76%*	March 1, 2015
Transamerica Income & Growth	0.93%	March 1, 2015
Transamerica Inflation Opportunities	0.75%	March 1, 2015
Transamerica Intermediate Bond	0.55%	March 1, 2015
Transamerica International	1.15%	March 1, 2015
Transamerica International Equity	1.15%	March 1, 2015
Transamerica International Equity Opportunities	N/A	March 1, 2015
Transamerica International Small Cap	1.27%	March 1, 2015
Transamerica International Small Cap Value	1.22%	March 1, 2015
Transamerica Large Cap Value	1.00%	March 1, 2015
Transamerica Long/Short Strategy	1.59%	March 1, 2015
Transamerica Managed Futures Strategy	1.45%	March 1, 2015
Transamerica Mid Cap Growth	1.05%	March 1, 2015
Transamerica Mid Cap Value	1.05%	March 1, 2015
Transamerica Mid Cap Value Opportunities	0.95%	April 30, 2015
Transamerica MLP & Energy Income	1.35%	March 1, 2015
Transamerica Money Market	0.48%	March 1, 2015
Transamerica Multi-Managed Balanced	1.20%	March 1, 2015
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2015
Transamerica Multi-Manager International Portfolio	0.45%	March 1, 2015
Transamerica Opportunistic Allocation	0.95%	March 1, 2015
Transamerica Real Return TIPS	N/A	March 1, 2015
Transamerica Select Equity	0.90%	March 1, 2015
Transamerica Short-Term Bond	0.80%	March 1, 2015
Transamerica Small Cap Core	1.05%	March 1, 2015
Transamerica Small Cap Growth	1.15%	March 1, 2015
Transamerica Small Cap Value	1.15%	March 1, 2015

Transamerica Small/Mid Cap Value	1.25%	March 1, 2015
Transamerica Strategic High Income	0.95%	March 1, 2015
Transamerica Tactical Allocation	0.85%	March 1, 2015
Transamerica Tactical Income	0.67%	March 1, 2015
Transamerica Tactical Rotation	0.85%	March 1, 2015
Transamerica Total Return	N/A	March 1, 2015
Transamerica Value	1.00%	March 1, 2015
*	0.10% of the 0.25% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through March 1, 2015.

SCHEDULE B

DATED AS OF APRIL 30, 2014

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica Arbitrage Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Concentrated Growth
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Diversified Equity
Transamerica Dividend Focused
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Enhanced Muni
Transamerica Flexible Income
Transamerica Floating Rate
Transamerica Global Allocation
Transamerica Global Bond
Transamerica Global Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Income & Growth
Transamerica Inflation Opportunities
Transamerica Intermediate Bond
Transamerica International
Transamerica International Equity
Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Small Cap Value
Transamerica Large Cap Value
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Money Market
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio
Transamerica Opportunistic Allocation
Transamerica Real Return TIPS
Transamerica Select Equity
Transamerica Short-Term Bond
Transamerica Small Cap Core
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Strategic High Income
Transamerica Tactical Allocation
Transamerica Tactical Income
Transamerica Tactical Rotation
Transamerica Total Return
Transamerica Value